EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors of Lee Enterprises, Incorporated, hereby severally constitute Mary E. Junck and Carl G. Schmidt, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the fiscal year ended September 28, 2008 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

Signature	Date

/s/ Richard R. Cole
Richard R. Cole, Director	December 12, 2008

/s/ Nancy S. Donovan
Nancy S. Donovan, Director	December 12, 2008

/s/ Leonard J. Elmore
Leonard J. Elmore, Director	December 12, 2008

/s/ William E. Mayer
William E. Mayer, Director	December 12, 2008

/s/ Herbert W. Moloney III
Herbert W. Moloney III, Director	December 12, 2008

/s/ Andrew E. Newman
Andrew E. Newman, Director	December 12, 2008

/s/ Gordon D. Prichett
Gordon D. Prichett, Director	December 12, 2008

/s/ Gregory P. Schermer
Gregory P. Schermer, Director	December 12, 2008

/s/ Mark Vittert
Mark Vittert, Director	December 12, 2008